Exhibit 99.2
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE ANHEUSER-BUSCH COMPANIES, INC. SHAREHOLDERS LITIGATION	CONSOLIDATED CIVIL ACTION NO. 3851-VCP
STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE
          This Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”) is made and entered into as of the 21st day of October 2008, by and between the parties to the action In re Anheuser-Busch Cos. S’holders Litig., Consol. C.A. No. 3851-VCP, pending before the Court of Chancery of the State of Delaware (the “Court”), and by and between the parties in certain litigation described below pending in the Circuit Court of the City of St. Louis, Missouri (the “Missouri State Court”) and the United States District Court for the Eastern District of Missouri (the “Missouri Federal Court”), by their respective undersigned counsel.
          WHEREAS, on June 11, 2008, Anheuser-Busch Companies, Inc. (“Anheuser-Busch” or the “Company”) announced that it had received an unsolicited merger proposal from InBev NV/SA (“InBev”) pursuant to which an InBev affiliate, Pestalozzi Acquisition Corp. (“Pestalozzi”), would acquire all of the outstanding shares of Anheuser-Busch common stock for $65 per share; and

          WHEREAS, on June 26, 2008, the board of directors of Anheuser-Busch (the “Board”) rejected the InBev proposal after the Board concluded, with the assistance of its legal and financial advisors, that InBev’s $65 per share price was financially inadequate and not in the best interests of the Company’s shareholders; and
          WHEREAS, between June 12, 2008 and July 2, 2008, a total of 11 putative shareholder class and/or derivative actions were filed in the Delaware Court of Chancery against the Company and/or its Board of Directors (the “Delaware Action”), alleging that the director defendants breached their fiduciary duties by failing to maximize shareholder value and adopting unreasonable defensive measures in the face of the InBev non-binding proposal, including undertaking merger negotiations with Grupo Modelo, in which actions the plaintiffs generally sought declaratory relief that the defendants had breached their fiduciary duties, injunctive relief to prevent such breaches, damages, and/or fees and expenses; and
          WHEREAS, on July 10, 2008, the court consolidated the Delaware Action under the caption In re Anheuser-Busch Cos. S’holders Litig., C.A. No. 3851-VCP, and appointed the following as lead plaintiffs: Deka International S.A. Luxemburg, International Fund Management S.A. Luxemburg, Helaba Invest Kapitalanlagegesellschaft MBH, Deka Investmentgesellschaft MBH, Deka Fundmaster Investmentgesellschaft MBH, General Retirement System of the City of Detroit, and Sjunde AP-Fonden (together, the “Lead Plaintiffs”); and
          WHEREAS, the Court further ordered the Lead Plaintiffs to file a Delaware amended derivative and class action complaint and that the defendants need not respond to any of the previously filed complaints; and
          WHEREAS, the Lead Plaintiffs have not yet filed an amended complaint; and

          WHEREAS, on June 4, 2008 and July 16, 2008, two putative shareholder class and derivative actions were filed in the Missouri State Court against the Board and the Company, styled as Pick v. Busch, et al, C.A. No. 0822-CC02134, and New Jersey Carpenters Annuity & Pension Funds v. Busch, et al., C.A. No. 0822-CC07280 (the “Missouri State Court Class Actions”), alleging that the individual defendants breached their fiduciary duties by failing to give adequate consideration to the InBev non-binding proposal and taking improper defensive actions against the offer in an attempt to maintain their positions on the Board, and seeking declaratory relief that the defendants breached their fiduciary duties, injunctive relief to prevent such breaches, and/or fees and expenses; and
          WHEREAS, the plaintiffs in the Missouri State Court Class Actions filed a motion to consolidate those two cases and for the appointment of lead counsel on June 26, 2008, and a motion for expedited discovery on June 30, 2008; and
          WHEREAS, the Company filed motions to stay the two Missouri State Court Class Actions in favor of the Delaware Action on June 27, 2008; and
          WHEREAS, on July 2, 2008, the Missouri State Court held a hearing on those motions and, on July 7, 2008, (i) granted the Company’s motion to stay the Missouri State Court Class Actions in favor of the Delaware Action, and (ii) ruled that the plaintiffs’ motion to consolidate those actions and motion for expedited discovery were moot; and
          WHEREAS, on July 11, 2008, the plaintiffs in the Missouri State Court Class Actions filed a motion to lift the stay, the Company filed an opposition brief on July 18, 2008, and on July 21, 2008, the Missouri State Court removed the motion to lift the stay from its hearing docket, to be reset on application; and

          WHEREAS, on July 2, 2008, United Food & Commercial Workers Pension Fund of Northeastern PA filed an action with similar allegations in the Missouri Federal Court, styled as United Food & Commercial Workers Pension Fund of Northeastern PA v. Anheuser-Busch Companies, Inc., et al., C.A. 4:08-cv-00968 (the “UFCW Action”); and
          WHEREAS, on July 13, 2008, Anheuser-Busch and InBev announced an agreement to enter into a business combination in which Anheuser-Busch’s shareholders would receive $70 per share cash, for an aggregate equity value of approximately $52 billion (the “Merger”); and
          WHEREAS, on July 25, 2008, the Company filed a motion to stay in the UFCW Action, which is still pending; and
          WHEREAS, on July 30, 2008, a putative shareholder class action was filed in the United States District Court for the Eastern District of Missouri against the Board, the Company, and InBev, styled as Shiu v. Busch, et al., C.A. No. 08-1119-CDP, alleging that the Board breached its fiduciary duties by agreeing to sell the Company by means of unfair process and for an unfair price, and further claiming that InBev and Pestalozzi aided and abetted the Board in its breach of fiduciary duties (the “Shiu Action” and, together with the UFCW Action, the “Missouri Federal Court Class and Derivative Actions”); and
          WHEREAS, on August 21, 2008, the plaintiff in the Shiu Action filed an amended complaint, adding claims for breach of the fiduciary duty of disclosure against the Board; and
          WHEREAS, on September 5, 2008, a putative derivative action was filed in the Missouri Circuit Court, Twenty-Second Judicial Circuit, St. Louis City against the Board, alleging that the Board breached its fiduciary duties in connection with certain actions taken in connection with the Merger, styled Hoops v. Busch, et ah., Cause No. 0822-CC08637 (the “Missouri State Court Derivative Action”); and
          WHEREAS, the defendants in the Delaware Action, the Missouri State Court Class Actions, the Missouri Federal Court Class and Derivative Actions, and the Missouri State Court Derivative Action (together, the “Actions”), including Anheuser-Busch, the members of the Board of Directors of Anheuser-Busch, InBev, and Pestalozzi (the “Defendants”) have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Actions, and expressly maintain that they complied with their fiduciary and other legal duties;; and
          WHEREAS, the Defendants in the Actions are entering into the Settlement (as defined below) solely because it would eliminate the burden and expense of further litigation; and
          WHEREAS, the parties wish to settle and resolve the claims asserted by the plaintiffs in the Actions, and all claims relating to or arising out of the Merger and the agreement and plan of merger by and among Anheuser-Busch, InBev and Pestalozzi dated July 13, 2008 (the “Merger Agreement”), and the parties have, following arm’s-length negotiations, reached an agreement as set forth in this Stipulation providing for the settlement of the Actions on the terms and conditions set forth below (the “Settlement”), and the parties believe the Settlement is in the best interests of the parties and Anheuser-Busch stockholders.
          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
          1. As a result of arm’s-length negotiations between and among the parties in the Actions, Anheuser-Busch agreed that the proxy statement concerning the Merger (the “Proxy Materials”) would include the additional disclosures set forth in Exhibit A to this Stipulation, and such disclosures were so included. Anheuser-Busch and its directors agree that the efforts of the plaintiffs and their counsel were substantial contributing factors that led to the inclusion of such disclosures in the Proxy Materials.
          2. Within three (3) business days of the execution of this Stipulation by all of the parties hereto, counsel for the parties in each of the Actions shall inform the Court in which their respective Actions are pending of the execution of this Stipulation. In addition, plaintiffs’ counsel in the Missouri State Court Class Actions, the Missouri Federal Court Class and Derivative Actions, and the Missouri State Court Derivative Action shall apply to their respective courts, and shall take any other steps as may be reasonable necessary, to obtain an order (a) conditionally approving the voluntary dismissal of their respective Actions with prejudice; and (b) providing that dismissal with prejudice of their respective Actions be entered automatically upon the Effective Date (as defined below).
          3. Subject to the execution of a reasonable and satisfactory confidentiality order, plaintiffs’ counsel in the Delaware Action shall be afforded such reasonable discovery from Anheuser-Busch, including documents and depositions, as is necessary for plaintiffs to confirm the reasonableness of the Settlement, and the parties will attempt in good faith to complete such discovery by November 7, 2008, or in any event in advance of the special meeting of Anheuser-Busch stockholders to vote on the Merger.
          4. Except with respect to payment of the expenses associated with providing notice to the Class (defined in paragraph 5, below), which costs shall be borne by Anheuser- Busch or its successor entity as provided in paragraph 13, below, no fees or expenses shall be paid in any Action, including attorneys’ fees and expenses, unless all of the following occur: (a) certification by the inspectors of election of a vote by Anheuser-Busch stockholders on the

Merger at a duly convened stockholder meeting; (b) approval by the Court of the complete release of all Settled Claims (as defined in paragraph 6, below) against all Released Persons (as defined in paragraph 6, below); and (c) final dismissal of all of the Actions challenging the Merger (including any appeals from such dismissal).
          5. The parties to this Stipulation agree to seek conditional certification, for settlement purposes only, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), of a non-opt out class (defined as all persons or entities who held shares of Anheuser- Busch common stock, either of record or beneficially, other than the Defendants, their subsidiary companies, affiliates, and members of the immediate families of the individual defendants, as the case may be, at any time between May 23, 2008, and the date of the consummation of the Merger) (the “Class”).
          6. The parties to this Stipulation agree to seek an entry of a judgment (the “Judgment”) in the Form attached as Exhibit B, certifying the Class as defined in paragraph 5, above, and dismissing with prejudice the Delaware Action and barring, settling, and releasing any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues, known or unknown (including “Unknown Claims”, as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted in the Actions, or in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), by or on behalf of the plaintiffs in any of the Actions or any member of the Class, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against the Defendants or any member of the immediate families of the individual defendants, parent entities, controlling persons, associates, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, insurers, co-insurers, re-insurers, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”) which have arisen out of the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions as set forth in or otherwise related to the allegations in the Actions, the Merger, the Merger Agreement, as amended, and the transactions contemplated therein, or disclosures made in connection therewith (including the adequacy and completeness of such disclosures) (collectively, the “Settled Claims”), provided, however, that the Settled Claims shall not include any claims to enforce the Settlement.
          7. Defendants, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them (the “Defendants’ Related Persons”), and each of them, release the plaintiffs and the Company as derivative plaintiff, and the plaintiffs’ counsel from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues, known or unknown (including “Unknown Claims”, as defined below), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law) arising out of or relating to the filing, prosecution or settlement of the Actions (the “Settled Defendants’ Claims”); provided, however, that the Settled Defendants’ Claims shall not include the right of the Defendants to enforce the terms of the Settlement.
          8. “Unknown Claims” means any claim that plaintiffs in the Actions or any Class member does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, and any claims that Defendants do not know or suspect to exist in his, her or its favor at the time of the release of the Settled Defendants’ Claims as against plaintiffs in the Actions and their counsel, including without limitation those claims which, if known, might have affected the decision to enter into, or not object to, this Stipulation and/or Settlement. With respect to any of the Settled Claims and Settled Defendants’ Claims, the parties to this Stipulation stipulate and agree that upon the Effective Date, the plaintiffs in the Actions and Defendants shall expressly, and each member of the Class and each of Defendants’ Related Persons shall be deemed to have, and by operation of the Judgment shall have, waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Plaintiffs in the Actions and Defendants acknowledge, and the members of the Class and Defendants’ Related Persons by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Claims or the Settled Defendants’ Claims, as the case may be, but that it is the intention of the plaintiffs in the Actions and Defendants, and by operation of law the intention of the members of the Class and Defendants’ Related Persons, to completely, fully, finally and forever compromise, settle, release, discharge, and extinguish any and all Settled Claims and Settled Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs in the Actions and Defendants acknowledge, and the members of the Class and Defendants’ Related Persons by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Claims” and “Settled Defendants’ Claims,” and that such inclusion was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Released Persons and the plaintiffs in the Actions and their counsel in entering into this Stipulation.
          9. Pending execution and Court approval of the Settlement, the plaintiffs agree to stay the proceedings in the Actions, and not to initiate any other proceedings other than those incident to the Settlement. Consistent with paragraph 2 above, promptly upon the Effective Date of the Settlement, the parties in the Missouri State Court Class Actions, the Missouri Federal Court Class and Derivative Actions, and the Missouri State Court Derivative Action shall advise their respective courts that the Effective Date has occurred and that automatic dismissal with prejudice of their respective Actions shall be entered.

          10. This Stipulation and the Settlement described herein shall not be legally binding upon any party unless and until this Stipulation is executed by all of the parties to the Actions. This Stipulation and the Settlement described herein is subject to: (a) the plaintiffs’ confirmation, following completion of the confirmatory discovery described in paragraph 3, above, that the proposed Settlement is fair, adequate, and reasonable; and (b) the approval of the Court and dismissal of any appeals that may be taken from such approval. Should this Stipulation not be executed or the Settlement not be consummated in accordance with the terms described herein, this Stipulation and any orders that may have been entered by any court in connection therewith shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any party with respect to this litigation or any other litigation or proceeding. In such event, neither the existence of this Stipulation nor its contents shall be admissible in evidence or shall be referred to for any purpose in this litigation or in any other litigation or proceeding.
           11. Subject to paragraph 4, above, Anheuser-Busch or its successor entity shall pay to the plaintiffs’ counsel such attorneys’ fees and expenses, if any, as are awarded by the Court. Any award of attorneys’ fees shall be paid by Anheuser-Busch or its successor entity to plaintiffs’ counsel within ten (10) business days of the date on which the Order of the Court authorizing such fees becomes final and no longer subject to further appeal or review, whether by exhaustion if any appeal, lapse of time, or otherwise. The Defendants shall not oppose an application by plaintiffs’ counsel for an award of attorneys’ fees and expenses to the extent that such application does not exceed $2,500,000 in the aggregate. No other application for attorneys’ fees and expenses shall be filed, and counsel for the plaintiffs in each of the Actions expressly waives any right to seek any award of such fees and expenses except as provided in this paragraph. Defendants shall have no involvement in the allocation of attorneys’ fees and expenses amongst plaintiffs’ counsel. Any attorneys’ fees and expenses awarded to plaintiffs’ counsel shall be allocated per the agreement among them.
          12. The effective date of the Settlement (“Effective Date”) shall be the date on which the Order of the Court approving the Settlement becomes final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time, or otherwise.
          13. Whether or not the Court approves the Settlement, Anheuser-Busch or its successor entity shall be responsible for the costs of providing notice of the Settlement to the Class and for providing such notice of the Settlement to the Class.
          14. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any party to the Actions of any fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, received in evidence, or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement.
          15. The plaintiffs and their counsel represent and warrant that the plaintiffs are Anheuser-Busch stockholders and have been Anheuser-Busch stockholders at all relevant times, and that none of the plaintiffs’ claims or causes of action that are referred to in this Stipulation or that could have been asserted in the Actions have been assigned, encumbered, or in any manner transferred in whole or in part.

          16. The plaintiffs in the Actions and their counsel believe that (i) the claims the plaintiffs have asserted have legal merit, although they recognize that there are legal and factual defenses to the claims asserted in the Actions that the Defendants have raised and might have raised throughout the pendency of the Actions, and (ii) subject to confirmatory discovery detailed in paragraph 3, above, the Settlement is fair, reasonable, adequate, and in the best interests of the plaintiffs and the Class.
          17. The parties to this Stipulation shall include in any proposed order of the Court preliminarily approving the Settlement a term providing that, pending the Court’s determination as to final approval of the Settlement, the plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims against any of the Released Persons.
          18. Each of the Defendants shall have the right to withdraw from this Stipulation and the Settlement described herein in the event that any injunction precluding the Merger is entered, or any claims related to the subject matter of the Actions are commenced or prosecuted against any of the Released Persons in any court prior to final approval of the Settlement and following a motion by the Defendants such claims are not dismissed with prejudice or stayed in contemplation of dismissal, and that in the event such claims are commenced, the plaintiffs in the Actions and the Defendants agree to cooperate and use their reasonable best efforts to secure the dismissal (or a stay in contemplation of dismissal following final approval of the Settlement) thereof.

          19. This Stipulation may be executed in counterparts by facsimile, imaging or original signature by any of the signatories hereto and as so executed shall constitute one agreement.
          20. This Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.
          21. Each of the attorneys executing this Stipulation has been duly empowered and authorized by his/her respective client(s) to do so.
          22. This Stipulation constitutes and contains the entire agreement and understanding between the parties concerning the settlement of the Actions, and supersedes and replaces all prior negotiations and representations, and all agreements proposed or otherwise, whether written or oral, concerning the settlement of the Actions. This Stipulation may not be amended, modified, superseded, changed, or canceled, and the terms and conditions hereof may not be waived, except by a written instrument signed by each of the parties expressly stating that it is intended to modify this Stipulation. Each party agrees that, in interpreting and applying the terms and provisions of this Stipulation, no party shall be deemed the drafter of any provision, and that no presumption shall exist or be implied for or against any party as a result of who drafted any provision.
          23. This Stipulation, and the rights and duties of the parties under this Stipulation, are binding upon the parties and also shall inure to the benefit of and be binding upon their successors and assigns.
          24. As soon as practicable after this Stipulation has been executed, the parties will apply to the Court for the entry of a Scheduling Order in substantially the form attached hereto as Exhibit C, providing, among other things, that the Action shall proceed, for purposes of the Settlement only, as a class action on behalf of the Class, approving the form of notice to the Class and scheduling a final settlement hearing.
          25. The Company or its successor-in-interest shall cause to be mailed, as set forth in the Scheduling Order, by first-class mail a Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”), which, subject to approval by the Court, shall be substantially in the form attached hereto as Exhibit D. The Company or its successor will assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the Notice. The Company shall also provide notice of the Settlement to the members of the Class by means of (1) a press release substantially in the form attached hereto as Exhibit E, which together with the Stipulation shall be made available on the Company’s website until the Settlement has been approved by the Court, and (2) a Form 8-K filing with the Securities and Exchange Commission that includes both the press release referred to above and the Stipulation.
          IN WITNESS WHEREOF, the parties intending to be legally bound, have caused this Stipulation to be executed and delivered as of the date first written above.

For the Delaware Action Plaintiffs:
/s/ Stuart M. Grant
Stuart M. Grant (Del. I.D. 2526)
Michael J. Barry (Del. I.D. No. 4368) John C. Kairis (Del. I.D. No. 2752) GRANT & EISENHOFER P.A. 1201 North Market Street, Suite 2100 Wilmington, DE 19801 (302) 620-7070

/s/ Michael Hanrahan
Michael Hanrahan
Paul A. Fioravanti, Jr. PRICKETT, JONES & ELLIOTT, P.A. 1310 N. King Street Wilmington, DE 19801 (302) 888-6500

/s/ Joseph A. Rosenthal
Joseph A. Rosenthal
Jessica Zeldin ROSENTHAL, MONHAIT & GODDESS, P.A. 919 N. Market Street, Suite 1401 P.O. Box 1070 Wilmington, DE 19899 (302) 656-4433

/s/ Jeffrey C. Block
Jeffrey C. Block
BERMAN DEVALERIO PEASE TABACCO BURT & PUCILLO
One Liberty Square
Boston, MA 02109
(617) 542-8300

/s/ Salvatore Graziano
Salvatore Graziano
Gerald H. Silk
Mark Lebovitch
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1285 Avenue of the Americas
New York, NY 10019
(212) 554-1400

/s/ Seth D. Rigrodsky
Seth D. Rigrodsky
Brian D. Long
RIGRODSKY & LONG, P.A.
919 North Market Street, Suite 980
Wilmington, DE 19801
(302) 295-5310

/s/ Nadeem Faruqi
Nadeem Faruqi
FARUQI & FARUQI LLP
369 Lexington Avenue, 10th Floor
New York, NY 10017
(212) 983-9330

/s/ Marc A. Topaz
Marc A. Topaz
Lee D. Rudy
SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

/s/ Alexander Reus
Alexander Reus
DIAZ REUS & TARG LLP
Bank of America Tower at International Pl.
100 SE Second Street, Suite 2610
Miami, FL 33131
(786) 235-5000

/s/ Jeffrey H. Squire
Jeffrey H. Squire
Raymond A. Bragar
BRAGAR WEXLER EAGEL & SQUIRE, P.C.
885 Third Ave., Suite 3040
New York, NY 10022

/s/ Jeffrey W. Golan
Jeffrey W. Golan
Jeffrey B. Gittleman
Julie B. Palley
BARRACK, RODOS & BACINE
3300 Two Commerce Square
2001 Market Street
Philadelphia, PA 19130
(215) 963-0600

For the Missouri Federal Class Actions and Derivative Plaintiffs:
/s/ Pamela S. Tikellis
Pamela S. Tikellis
Robert J. Kriner CHIMICLES & TIKELLIS LLP One Rodney Square P.O. Box 1035 Wilmington, DE 19899 (302) 656-2500

/s/ Brian P. Kenney
Brian P. Kenney
Eric L. Young
KENNEY EGAN MCCAFFERTY & YOUNG
3031C Walton Road, Suite 202
Plymouth Meeting, PA 19462
(610) 940-9099

/s/ Joseph C. Kohn
Joseph C. Kohn
Denis F. Sheils
William E. Hoese
KOHN SWIFT & GRAF, PC
One South Broad Street, Suite 2100
Philadelphia, PA 19107
(215) 238-1700

/s/ Gregory M. Nespole
Gregory M. Nespole
David L. Wales
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
270 Madison Avenue
New York, NY 10016
(212) 545-4600

/s/ Laurence D. Mass
Laurence D. Mass
230 S. Bemiston Ave., Suite 1200
St. Louis, MO 63105
(314) 862-3333

/s/ Bruce G. Murphy
Bruce G. Murphy
LAW OFFICES OF BRUCE MURPHY
265 Llwyds Lane
Vero Beach, FL 32963
(772) 231-4202

/s/ Joseph F. Devereux
Joseph F. Devereux, Jr.
DEVEREUX MURPHY LLC
190 Carondelet Plaza, Suite 1100
St. Louis, MO 63105
(314) 721-1516

/s/ Eduard Korsinky
Eduard Korsinky
Jerald M. Stein
Juan E. Monteverde
LEVI & KORSINSKY, LLP
39 Broadway, Suite 1601
New York, NY 10006
(212) 363-7500

For the Missouri State Court Class Actions Plaintiffs:

/s/ Frank J. Johnson
Frank J. Johnson
Francis A. Bottini, Jr.
JOHNSON BOTTINI, LLP
655 West Broadway, Suite 1400
San Diego, CA 92101
(619) 230-0063

/s/ Richard B. Hein
Richard B. Hein
THE LAW OFFICE OF RICHARD B. HEIN
7750 Clayton Road, Suite 102
St. Louis, MO 63117
(314) 645-9700

/s/ Judy L. Cates
Judy L. Cates
THE CATES LAW FIRM, LLC
216 West Point Drive, Suite A
Swansea, IL 62226
(618) 277-3644

/s/ Mark C. Goldenberg Mark C. Goldenberg
GOLDENBERG HELLER ANTOGNOLI
ROWALD SHORT & GORI, P.C.
2227 South State Route 157
Edwardsville, IL 62025
(618) 650-7102

/s/ Anita Kartalopoulos Anita Kartalopoulos
Benjamin Y. Kaufman
Anne Marie Yu
MILBERG LLP
One Pennsylvania Plaza, 49th Floor
New York, NY 10119
(212) 594-5300

/s/ Mark C. Gardy Mark C. Gardy
James S. Notis
GARDY & NOTIS, LLP
440 Sylvan Avenue, Suite 110
Englewood Cliffs, NJ 07632
(201) 567-7377

/s/ Albert G. Kroll Albert G. Kroll
KROLL HEINEMAN, LLC
Metro Corporate Campus I
99 Wood Avenue South, Suite 307
Iselin, NJ 08830
(732) 491-2100

For the Missouri State Court Derivative Action Plaintiffs

/s/ Jeffrey J. Lowe Jeffrey J. Lowe
THE LOWE LAW FIRM
8235 Forsyth
Suite 1100
St. Louis, MO 63105
877-678-3400

For Anheuser-Busch Companies, Inc.:
/s/ Edward P. Welch
Edward P. Welch
Thomas J. Allingham II
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899-0636
(302) 651-3000

Of Counsel:

Jay B. Kasner
Douglas M. Kraus
Joseph N. Sacca
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
4 Times Square
New York, NY 10036
(212) 735-3000

For the Director Defendants:
/s/ Michael J. Chepiga
Michael J. Chepiga
SIMPSON THACHER & BARTLETT LLP 425 Lexington Avenue New York, NY 10017-3954 (212) 455-2598

For Pestalozzi Acquisition Corp. and InBev:
/s/ David B. Tulchin
David B. Tulchin
SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498 (212) 558-3749

DATED: As of October 22, 2008

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